Exhibit 99.1
Press Release
For Immediate Release
Beazer Homes Provides Preliminary First Quarter Data
Release of First Quarter Financial Results Scheduled for February 9, 2009
ATLANTA, January 13, 2009 — Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) today provided preliminary first quarter home closings and new home orders and its cash and cash equivalents as of December 31, 2008. The Company’s practice is to release such information as part of its quarterly financial reporting, but is providing this information in advance of an upcoming investor conference and investor meetings. The Company currently expects to announce its financial results for the quarter ended December 31, 2008 on Monday, February 9, 2009.
Home closings for the quarter ended December 31, 2008 totaled 938, a 53.2% decline from 2,006 homes closed during the same period in the prior fiscal year. Net new home orders totaled 551 for the quarter, a decrease of 56.0% from 1,252 net orders in the first quarter of the prior fiscal year. Net orders declined 48.9% in markets where the Company maintains a presence and 93.9% in markets the Company had previously announced it was exiting. The cancellation rate for the first quarter was 45.6%, compared to 46.6% for the same period in the prior year.
With respect to the Company’s cash position, at December 31, 2008, the Company had cash and cash equivalents of $436.9 million, compared to $584.3 million at September 30, 2008 and $236.5 million at December 31, 2007. In addition, as of December 31, 2008, the Company had restricted approximately $19.0 million in cash to sufficiently collateralize outstanding letters of credit under the Company’s secured revolving credit facility.
Beazer Homes USA, Inc., headquartered in Atlanta, is one of the country’s ten largest single-family homebuilders with continuing operations in Arizona, California, Delaware, Florida, Georgia, Indiana, Maryland, Nevada, New Jersey, New Mexico, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas, and Virginia. Beazer Homes is listed on the New York Stock Exchange under the ticker symbol “BZH.”
Forward Looking Statements
This press release contains forward-looking statements. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, (i) the timing and final outcome of the United States

Attorney investigation and other state and federal agency investigations, the putative class action lawsuits, the derivative claims, multi-party suits and similar proceedings as well as the results of any other litigation or government proceedings; (ii) additional asset impairment charges or writedowns; (iii) economic changes nationally or in local markets, including changes in consumer confidence, volatility of mortgage interest rates and inflation; (iv) continued or increased downturn in the homebuilding industry; (v) estimates related to homes to be delivered in the future (backlog) are imprecise as they are subject to various cancellation risks which cannot be fully controlled, (vi) continued or increased disruption in the availability of mortgage financing; (vii) our cost of and ability to access capital and otherwise meet our ongoing liquidity needs including the impact of any further downgrades of our credit ratings or reductions in our tangible net worth or liquidity levels; (viii) potential inability to comply with covenants in our debt agreements; (ix) increased competition or delays in reacting to changing consumer preference in home design; (x) shortages of or increased prices for labor, land or raw materials used in housing production; (xi) factors affecting margins such as decreased land values underlying land option agreements, increased land development costs on projects under development or delays or difficulties in implementing initiatives to reduce production and overhead cost structure; (xii) the performance of our joint ventures and our joint venture partners; (xiii) the impact of construction defect and home warranty claims and the cost and availability of insurance, including the availability of insurance for the presence of moisture intrusion; (xiv) delays in land development or home construction resulting from adverse weather conditions; (xv) potential delays or increased costs in obtaining necessary permits as a result of changes to, or complying with, laws, regulations, or governmental policies and possible penalties for failure to comply with such laws, regulations and governmental policies; (xvi) effects of changes in accounting policies, standards, guidelines or principles; or (xvii) terrorist acts, acts of war and other factors over which the Company has little or no control.
Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.

CONTACT: Beazer Homes USA, Inc.
Leslie H. Kratcoski
Vice President,
Investor Relations & Corporate Communications
770-829-3700
lkratcos@beazer.com